                                                                  EXHIBIT 10.22


                                LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is entered into as of the date set forth in
Article 1 by and between Landlord and Tenant.


                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1  EFFECTIVE DATE:                     November 27, 1995

1.2  LANDLORD:                           Roque De La Fuente Alexander Revocable Trust No. 1

1.3  TENANT:                             Joseph Stevens Group, Inc.

1.4  BUILDING:                           That certain four story building and the underlying realty located at 5440
                                         Morehouse Drive, San Diego, CA, in the approximate 9,504 sq.ft. (Article 3)

1.5  PREMISES:                           Entire 2nd Floor with the exception of Suite 2900

1.6  COMMENCEMENT DATE:                  January 1, 1996

1.7  RENT:                               Nine Thousand Five Hundred Four Dollars and 00/100ths ($9,504.00) or $1.00 per
                                         square foot.
                                         [Less utilities paid to SOG&E]

1.8  TERM:                               [(36) Thirty-Six Months]

1.9  USE OF PREMISES:                    General office

1.10 PARKING:                            [6 Assigned spaces lower level]
                                         [24 unassigned spaced upper level]

1.11 SECURITY DEPOSIT:                   Two Thousand Five Hundred Fifty Six Dollars and 00/100ths ($2,556.00)  Landlord
                                         acknowledges said deposit has been deposited already.

1.12 ADJUSTMENT TO
     MINIMUM RENT:                       [See Section 19.18]

1.13 PRO RATA SHARE:                     N/A

1.14 BROKER(S):                          N/A

1.15 GUARANTOR:                          N/A

1.16 ADDRESSES FOR
     NOTICES AND PAYMENTS:


LANDLORD                                                     TENANT
--------                                                     ------
Notice to:                                                   The Premises:
Roque De La Fuente Alexander                                 Mr. Steven Rohrlick
Revocable Trust No. 1                                        Joseph Stevens Group, Inc.
5440 Morehouse Drive - Suite 4000                            5440 Morehouse Dr., Ste. 2000
San Diego, CA  92121                                         San Diego, CA  92121

         This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.


                                   ARTICLE 2

                                    EXHIBITS

         The following Exhibits are attached to this Lease and, by this reference, made a part of this Lease:

                                  Exhibit "A"


                                   ARTICLE 3

                                    PREMISES

         3.1 PREMISES. Landlord leases to Tenant and Tenant leases from Landlord for the term, at the rental and upon the covenants and conditions set forth in this Lease, the Premises described in Section 1.5, and more particularly identified in Exhibit "A" attached hereto and fully incorporated herein by this reference.

         3.2 RESERVATION. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, conduits, wires, alarm lines, heating, ventilating and air-conditioning lines, fire protection lines and systems, electric power, telephone and communication lines and systems, sanitary sewer lines and systems, gas lines and systems, water lines and systems, and structural elements serving the Building and for such other purposes as Landlord deems necessary.


                                   ARTICLE 4

                                      TERM

         4.1 COMMENCEMENT DATE. This Lease shall be effective as of the Effective Date specified in Section 1.1 and shall continue thereafter during the Lease Term as specified in Section 1.8 unless sooner terminated as provided herein. The Lease Term shall be computed from the Commencement Date specified in Section 1.6.


                                   ARTICLE 5

                         ALTERNATIVE COMMENCEMENT DATE

         5.1 DELIVERY OF POSSESSION. If Landlord tenders the Premises to Tenant prior to the Commencement Date, and Tenant elects to accept such tender, then the date on which the Tenant takes possession or commences use of the Premises shall be the Commencement Date, and Tenant shall there upon be subject to all of the provisions of this Lease, including the payment of Minimum Annual Rental and Additional Rental (as defined in Section 6.4). If Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date as a result of any act of omission of the Tenant, the Commencement Date shall be the Commencement Date and Tenant shall thereupon be subject to all of the provisions of this Lease, including the payment of Minimum Annual Rental and Additional Rental. If for any other reason Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, and Landlord shall not be subject to any liability to Tenant for any loss of damage resulting therefrom. However, in such event Tenant shall not be liable for any Minimum Annual Rental or Additional Rental until such time as Landlord tenders the Premises to Tenant.

         5.2 ACCEPTANCE OF PREMISES. Tenant's taking possession of the Premises shall constitute Tenant's acknowledgement that the Premises are in good working order and condition.


                                   ARTICLE 6

                                     RENTAL

         6.1 MINIMUM ANNUAL RENTAL. Tenant agrees to pay as rental for the use and occupancy of the Premises the Minimum Annual Rental specified in
Section 1.7, in the monthly installments so specified, in advance, on or before the first day of each month, without prior demand, offset or deduction, commencing on the Commencement Date. Should the Commencement Date be on a day other than the first day of a calendar month, then the monthly installment of Minimum Annual Rental for the first fractional month shall be equal to one-thirtieth (1/30th) of monthly installment of Minimum Annual Rental for each day from the Commencement Date to the end of the partial month

         6.2   Deleted

         6.3 PLACE OF PAYMENT. Tenant shall pay Minimum Annual Rental and Additional Rental, as hereinafter defined, to Landlord at the addressed specified in Section 1.14 or to such other address as Landlord may from time to time designate in writing to Tenant.

         6.4 ADDITIONAL RENT. Unless otherwise provided herein, all monetary obligations owing by Tenant to Landlord under this Lease and Exhibits hereto shall be designated as "Additional Rental". All Additional Rental shall be payable on or before the first day of the first month during the Term hereof following the date of occurrence of the event giving rise to the monetary obligation, without prior demand, offset or deduction.

         6.5 INTEREST ON PAST DUE OBLIGATIONS. Specifically provided in this Lease, any amount due from the Tenant to Landlord under this Lease which is not paid when due and any amount due as a reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant upon Tenants failure to so perform shall bear interest at the rate of ten percent (10%) per annum from the date originally due until paid.

         6.6 LATE CHARGES. Tenant hereby acknowledge that the late payment by Tenant to Landlord of Base Rent and Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Therefore, if any installment of Base Rent or Additional Rent due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement of notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereto agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor preclude Landlord from exercising any of the rights and remedies hereunder.


                                   ARTICLE 7

                                SECURITY DEPOSIT

         7.1 SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum specified in Section 1.11 as a security deposit (the "Security Deposit"). The Security Deposit shall be held by Landlord without obligation or liability for payment of interest thereon as security for the faithful performance by Tenant of all of the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord. Landlord shall not be required to keep the Security Deposit separated from its general funds. In order to protect the interests of Landlord hereunder, within five (5) days after demand by Landlord, Tenant shall deposit with Landlord a cash amount sufficient to ensure that the balance of the Security Deposit is not less than the equivalent of one (1) monthly installment of Minimum Annual Rental, as adjusted from time to time.

         7.2 APPLICATION OF SECURITY DEPOSIT. Should Tenant at any time during the Term hereof be in default under any provision of this Lease, Landlord may, as its option and without prejudice to any other remedy which Landlord may have at law or in equity, appropriate the Security Deposit, or the portion thereof as may be deemed necessary, and apply same toward payment of Minimum Annual Rental, Additional Rental, or to loss or damage sustained by Landlord due to the default on the part of the Tenant. Within five (5) days after written demand by Landlord, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original sum deposited, as adjusted under Section 7.1.

         7.3 REFUND. Should Tenant perform all of its obligations under this Lease, the Security Deposit, or any balance thereof then remaining, shall be returned to Tenant, within sixty (60) days of the expiration of the Term of the earlier termination thereof, or as otherwise prescribed by law.


                                   ARTICLE 8

                                   UTILITIES

         8.1 UTILITY SERVICES AND CHARGES. Tenant agrees to make all arrangements for and pay directly to the appropriate utility company all charges for utility services supplied to Tenant for Tenant's use in or about the Premises including, but not limited to, gas, electricity, water, telephone, trash collection, and for all connection charges, fees or taxes. In the event it is not possible for Tenant to pay directly for any utility or utilities, those utility costs shall be obtained in the name of Landlord and charged to Tenant as a Common Area expense pursuant to Article 6 above.

         8.2 WAIVER OF LIABILITY. The failure or interruption of any utility or service shall neither render Landlord liable in damages or otherwise not entitled Tenant to terminate this Lease or discontinue making payments of Base Rent or Additional Rental.

         8.3 TENANT'S NONPAYMENT. If Tenant fails to pay any charges referred to in this Article 8 when due as provided for in this Article 8, Landlord may pay the charge, and Tenant agrees to reimburse Landlord as Additional Rental for any amount paid by Landlord plus interest thereon at the rate specified in Section 6.5 hereof.


                                   ARTICLE 9

                                   INSURANCE

         9.1 TENANT'S INSURANCE. Tenant, at its sole cost and expense, commencing on the earlier of (i) the Commencement Date, or (ii) the date Tenant is given earlier access to the Premises, and





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
continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the form specified below:

                   (a) Comprehensive liability insurance with coverage limits of not less than One Million Dollars ($1,000,000) including combined single limit bodily injury, personal injury, death and property damage liability per occurrence, or current limit carried by Tenant, whichever is greater, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use of occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such comprehensive liability insurance shall specifically insure the performance by Tenant of the indemnity agreement set forth in
Section 9.5 below as to liability for injury to or death of persons and injury or damage to property.

                   (b) Standard form property insurance covering all alterations, improvements, additions or utility installations permitted under
Article 11, and all of Tenant's trade fixtures, inventory, supplies, records and personal property from time to time in, on or about the Premises, in an amount not less than the full replacement value thereof, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, malicious "all risk" standard insurance policy. Any policy proceeds shall be used for the repair of replacement of the property damage or destroyed unless this Lease shall cease and terminate under the provisions of Article 13.

                   (c) Worker's compensation and employer's liability insurance (as required by state law).

                   (d) Any other form or forms of insurance as Landlord or Tenant or any mortgages or beneficiaries of Landlord or Master Landlord may reasonably require from time to time, in such form and amounts and for insurance risks against which a prudent tenant would protect itself.

         9.2 POLICY FORM. All policies of insurance provided for herein shall be issued by insurance companies with a financial rating acceptable to Landlord and which are qualified to do business in the State of California. All such policies shall Landlord, Tenant, and Landlord's mortgage(s) or beneficiary(ies) as additional named insured and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's Mortgagee(s) or beneficiary(ies). Executed copies of the policies mortgagee(s) of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employers, entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord and any mortgagee(s) or beneficiary(ies) of Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies and any insurance carried by Landlord shall not be contributing with such policies. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. In the alternative, Landlord may secure the appropriate insurance policies and Tenant shall pay upon demand the cost of same to Landlord, plus interest thereon at the maximum legal rate allowed under applicable law, as Additional Rental.

         9.3 BLANKET POLICES. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligations to carry insurance may be satisfied by coverage under a so-called blanket policy of insurance; provided, however, Landlord and Landlord's mortgagee(s) or beneficiary(ies) shall be named as additional insured as their interests may appear, the coverage afforded will not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied.

         9.4 INCREASED PREMIUMS DUE TO USE OF PREMISES. Tenant shall not do any act in or about the Premises which may result in an increase in the insurance rates upon the Building of which the Premises are apart. Tenant agrees to pay to Landlord upon demand the amount of any increase in premiums for insurance resulting from Tenant's use of the premises, whether or not Landlord shall have consented to the act on the part of Tenant.

         9.5 INDEMNITY. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person (including a claim for rental value or business interruption directly related to any such personal or property damage) occurring from and after the Commencement Date (or such earlier date if Tenant is given earlier access to the Premises), from any cause whatsoever, related to the use, occupancy or enjoyment of the Premises by Tenant and Tenant's employees, contractors or guests, or any person thereon or holding under Tenant, and Tenant shall defend, indemnify and hold Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises; but Tenant shall not be liable for damage or injury ultimately determined to be occasioned by the negligence of Landlord or its designated agents, servants or employees. This obligation to indemnify, defend and hold harmless shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made.

         9.6 WAIVER OF SUBROGATION. Landlord and Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Building, arising from any risk covered by property insurance required to be carried by them pursuant to this Lease; and each of the parties, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waives any right of subrogation that it may have against the other. The waiver of subrogation referred to herein shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease.


                                   ARTICLE 10

                          TENANT'S CONDUCT OF BUSINESS

         10.1 PERMITTED USE. Tenant shall use the Premises solely for the use specified in Section 1.9. Tenant shall comply with all the laws concerning the Premises or Tenant's use of the Premises. Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance.

         10.2 COVENANT TO OPERATE. From and after the Commencement Date, Tenant shall: (a) secure and maintain a business license and all other applicable governmental approvals relating to the conduct of Tenant's business; and (b) operate continuously and uninterruptedly in the entire Premises the business which it is permitted to operate under the provisions of this Lease.

         10.3 ADVERTISING MEDIA. Tenant shall not affix upon the Premises or the Building any sign without Landlord's consent, [which consent shall not be unreasonably withheld] advertising placard, name, insignia, trademark, descriptive material or other like item. No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions.


                                   ARTICLE 11

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         11.1 LANDLORD'S RIGHT OF ENTRY. Landlord, its agents, contractors, servants and employees, may enter the Premises at all reasonable times (a) to examine the Premises; (b) to perform any obligation of, or exercise any right or remedy of, Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Building as Landlord deems necessary or desirable; (d) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; (e) to serve, post or keep posted any notices required or allowed under the provisions of this Lease, including, but not limited to, notices of nonresponsibility for alterations, improvements, additions as utility installations pursuant to Section 11.4; and
(f) to perform work that Landlord deems necessary to prevent waste, or deterioration in connection with the Premises should Tenant fail to commence to make, and diligently pursue to completion, its required repairs within three
(3) days after written demand by Landlord. If Landlord makes any repairs required to be made by Tenant, Tenant shall pay the cost of the repair to Landlord, plus interest thereon at the maximum legal rate under applicable law, as Additional Rental, promptly upon receipt of a bill from Landlord for the same.

                   Tenant shall not be entitled to an abatement or reduction of Minimum Monthly Rental or Additional Rental if Landlord exercises any rights reserved in this Section 11.2. Landlord shall conduct its activities on the premises hereunder in a manner that will minimize any inconvenience, annoyance or disturbance to Tenant. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlords's entry on the Premises as provided in this section, except damages resulting from the negligent acts or omissions of Landlord, or its authorized representatives.

         11.2 TENANT'S MAINTENANCE OBLIGATIONS. Tenant, at its sole cost and expense, shall keep the Premises and every part thereof (except that portion of the Premises to be maintained by Landlord hereunder) including, without limitation, all fixtures, decorations, glass, walls, partitions, shelves, closets, cabinets, signs, locks, doors, door frames, door checks, windows, window frames, wall coverings and floor coverings in a first class order, condition and repair and shall make replacements necessary to keep the Premises in this condition. All replacements shall be of a quality equal to or exceeding, that of the original. Should Tenant fail to make these repairs and replacements or otherwise maintain the Premises in accordance with the provisions of this Section 11.3 within three (3) days after written demand by Landlord, or shall Tenant commence but fail to complete any repairs or replacements within a reasonable time after written demand by Landlord. Landlord may make the repairs or replacements without liability to Tenant for any loss or damage that may accrue, and Tenant shall pay

Landlord the costs incurred by Landlord in the making of any repairs or replacements together with interest at the maximum lawful rate as Additional Rental from the date of completion of the work. Tenant shall repair promptly at its expense any damage to the Building caused by Tenant or its agents or employees or caused by the installation or removal of Tenant's personal property.

         11.3 ALTERATIONS. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, make any alterations, improvements, additions or utility installations in, on or about the Premises or the Building without Landlord's prior written consent, which may be denied in the sole and absolute discretion of Landlord. As used in this
Section 11.4, the term "utility installation" shall mean power panels, electrical distribution, systems, lighting fixtures, space heaters, air-conditioning, computer lines, plumbing and fences. Landlord may require that Tenant remove any or all of such alterations, improvements, additions or utility installations at the expiration of the Terms of this Lease, and restore the Premises or the Building to their prior condition. Should Tenant make any alterations, improvements, additions or utility installments without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same upon written demand and restore the Premises or the Building to their prior condition.

                   Any alterations, improvements, additions or utility installments in, or about the Premises or the Building that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. Landlord may, as a condition of its consent, require Tenant to make revisions in and to the plans and to post a bond or other reasonably satisfactory to Landlord to insure the completion of such change. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant, at Tenant's expense, acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Landlord of all conditions of such permit in a prompt and expeditious manner. Landlord reserves the right to require its space planners, architects, engineers and contractors to perform all or a portion of the proposed alterations, improvements, additions and utility installations to the Premises, or the Building, at Tenant's sole cost and expense.

                   Tenant shall pay, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, or the Building, which claims are or may be secured by any mechanic's lien against the Premises or the Building or any interest therein. Tenant shall give Landlord nor less than ten (10) days' notice prior to the commencement of any work, and Landlord shall have the right to post notices of nonresponsibility as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself, Landlord, the Premises and the Building, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord and Tenant against liability for the same and holding the Premises and the Building free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorney's fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

                   Unless Landlord requires the removal as set forth in this
Section 11.4, all alterations, improvements, additions, and utility installations shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Section 11.4, Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of this Section 11.4.


                                   ARTICLE 12

                           ASSIGNMENT AND SUBLETTING

         12.1 ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign or encumber this Lease or any of its rights or estates hereunder or any other interest herein or sublet the Premises or any part thereof, or permit the use or occupation of the Premises by any party other than Tenant. If Tenant is a partnership, a withdrawal or change, voluntary or involuntary, of any partner owning fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer of fifty-one percent (51%) of the total combined voting power of all classes of stock, shall be deemed a voluntary assignment. Any of the foregoing acts without Landlord's consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord, which consent may not be unreasonably withheld.

         12.2 PROCEDURE. If at any time or from time to time during the Term, Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within ten (10) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, and provided that Tenant is not in default of any of Tenant's obligations under this Lease after notice and any applicable grace period has expired, Tenant may assign the Lease or sublet such space to such proposed assignees or subtenant on the following further conditions:

                   (a) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not unreasonably withheld;

                   (b) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

                   (c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

                   (d) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

                   (e) Any sums or economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as Additional Rental under this Lease without affecting or reducing any other obligations of Tenant hereunder. The sums payable under this subdivision (e) of Section 12.2 shall be paid to Landlord as and when payable by subtenant to the Tenant.

                   (f) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent. In no event, however, shall such costs exceed $500 in each instance.

         12.3 PERMISSIBLE TRANSFERS. Notwithstanding the provisions of Sections 12.1 and 12.2 above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease; (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Section 1.9 remains unchanged; (iv) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principals, at least equal to the greater of
(1) net worth of Tenant immediately prior to such merger, consolidation, or transfer or (2) the net worth of Tenant herein named on the date of this Lease; and (v) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

         12.4 NO RELEASE. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the minimum Annual Rent and Additional Rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of any monetary sums by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any future assignment or subletting. In the event of default in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.


                                   ARTICLE 13

                             DAMAGE OR DESTRUCTION

         13.1      DEFINITIONS.

                   (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement costs of the Premises.

                   (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

                   (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost of the repair is less than fifty percent of the then replacement cost of the building.

                   (d) "Premises Building Total Destruction" shall mean the Building of which the Premises arc a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

                   (e) "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in Article 9. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                   (f) "Replacement Costs" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by Tenant.

         13.2      PREMISES PARTIAL DAMAGE:
                   PREMISES BUILDING PARTIAL DAMAGE.

                   (a) Insured Loss: Subject to the provisions of paragraphs 13.4 and 13.5, if any at any time during the Term of this Lease there is damage which is Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's expense, repair such damage to the Premises, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

                   (b) Uninsured Loss: Subject to the provisions of paragraphs 13.4 and 13.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from using the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease on the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursements from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such 10-day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

         13.3 PREMISES TOTAL DESTRUCTION; PREMISES BUILDING TOTAL DESTRUCTION. Subject to the provisions to paragraphs 13.4 and 13.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Premises Building Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction, but not Tenant's fixtures, equipment or tenants improvements, as soon as reasonably possible at Landlord's expense, and this Lease shall continue in full force and effect, or (ii) given written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

         13.4      DAMAGE NEAR END OF TERM.

                   (a) Subject to paragraph 13.4(b), if at any time during the last six months of the Term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within 30 days after the date of occurrence of such damage.

                   (b) Notwithstanding paragraph 13.4(a), in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may, at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said Twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

         13.5      ABATEMENT OF RENT; LESSEE'S REMEDIES.

                   (a) In the event Landlord repairs or restores the Premises pursuant to the provisions of this Article 13, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

                   (b) If Landlord shall be obligated to repair of restore the Premises under the provisions of this Article 15, and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

         13.6 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Article 13, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

         13.7 WAIVER. Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.


                                   ARTICLE 14

                                 EMINENT DOMAIN

         14.1 TAKING. The term "Taking" as used in this Article 16 shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

         14.2 TOTAL TAKING. In the event of Taking the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority, and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the termination.

         14.3 PARTIAL TAKING. If there is a Taking of more than twenty-five percent (25%) of the net rentable area of the Premises, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession of that portion of the Premises subject to the Taking, upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises have been so appropriated or taken.

         14.4 TERMINATION OF LEASE. If this Lease is terminated as provided above, Landlord shall be entitled to the entire award or compensation in such condemnation proceedings, or settlement in lieu thereof, but the Minimum Monthly Rental and Additional Rental for the last month of Tenant's occupancy shall be prorated.

         14.5 CONTINUATION OF LEASE. In the event neither Landlord nor Tenant elect to terminate this Lease as provided above, or in the event less than twenty-five percent (25%) of the net rentable area of the Premises was subject to the Taking, then the Tenant shall continue to occupy the portion of the premises which was not the subject of the Taking and the following provisions shall apply: (a) the Minimum Monthly Rental shall be reduced in proportion to the percentage decrease, if any, in the net rentable area of the Premises by reason of the Taking; and (b) Landlord shall be entitled to receive the award for compensation in such proceedings. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial Taking of the Premises, under power of eminent domain.


                                   ARTICLE 15

                               DEFAULTS BY TENANT

         15.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute a default by Tenant under this Lease:

                   (a) The failure by Tenant to pay when due any amount of Minimum Annual Rental, Additional Rental, or any other monetary obligation owing by Tenant to Landlord hereunder;

                   (b) The failure by Tenant to observe or perform any of the express or implied covenants, obligations or conditions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute such cure to completion, which completion shall not occur later than thirty (30) days from the date of such notice from Landlord;

                   (c) The vacation or abandonment of the premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while Tenant is in default under any other provision of this Lease;

                   (d) The making by Tenant of any general assignment for the benefit of creditors; or should there be filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization of arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or should substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease have been attached or judicially seized, where the seizure is not discharged within thirty (30) days.

         15.2 REMEDIES UPON DEFAULT. Upon the occurrence of one or more of the foregoing events of default, and in addition to any other rights or remedies of Landlord provided by law or otherwise, without further notice or demand of any kind to Tenant or any other person, Landlord may: (a) without declaring this Lease terminated, re-enter the Premises and occupy the whole or any part thereof for and on account of Tenant; collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; and remove all persons and property from the Premises, and any such property so removed may be restored in a public warehouse or elsewhere at the cost of and for the account of Tenant; or (b) re-enter the Premises and elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

                   Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Minimum Monthly Rental, Additional Rental, or other charges later accruing, by any re-entry of the Premises, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

         15.3 TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions of Section 15.2(b), Landlord may recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rental which has been earned at the time of termination; plus (b) the worth at time of award of the amount which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys' fees therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises, (iv) leasing commission, or, (v) any other costs necessary or appropriate to relet the Premises; plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                   As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (c) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of award plus one percent (1%).

                                   ARTICLE 16

                              DEFAULTS BY LANDLORD

         If Landlord fails to perform any of the covenants, provisions or conditions contained in this Lease on its part to be performed, within thirty
(30) days after written notice of default or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure the default after written notice, then Landlord shall be liable to Tenant for full damages sustained by Tenant as a proximate result of Landlord's breach, however, it is expressly understood and agreed that (1) any money judgement resulting from any default or other claim arising under this Lease shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levy against the right, title and interest of Landlord in the Building, and out of the net rents, issues, profits and other income, actually received by Landlord from the operation of the Building; and (2) no other real, personal or mixed property of Landlord, whatever situated, shall be subject to levy on any such judgement obtained against Landlord.


                                   ARTICLE 17

               SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE

         17.1 SUBORDINATION. Upon written request of Landlord, or Landlord's Mortgagee or the beneficiary of a deed of trust of Landlord, Tenant will subordinate its rights pursuant to the Lease in writing to the lien of any mortgage or deed of trust (or, in the alternative, cause the lien of said mortgage or deed of trust to be subordinated to this Lease), and to all advances made of thereafter to be made upon the security thereof.

         17.2 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, this Lease shall not be terminated. Tenant shall attorn to the purchaser under this Lease upon such foreclosure or sale, and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser shall acquire and accept the Premises subject to this Lease.

         17.3 TENANT'S CERTIFICATE. Tenant, within ten (10) days from receipt of Landlord's written request, shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is in full force and effect, without modification (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (ii) that there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Minimum Monthly Rental and Additional Rental, and (iii) the date to which the Minimum Monthly Rental and Additional Rental have been paid, and any other matters reasonably requested by Landlord. Failure of Tenant to execute and deliver this statement shall constitute at Landlord's option, either (i) a breach of this Lease, or (ii) acceptance of the Premises by Tenant and Tenant's acknowledgement that the statements referenced above are true and correct, without exception.


                                   ARTICLE 18

                                    NOTICES

         Except as otherwise required by Law, any notice, information, request or reply (the "Notice" for purposes of this Article only) required or permitted to be given under the provisions of this Lease shall be in writing and shall be given or served either personally or by mail. If given or served by mail, such notice shall be deemed sufficiently given if (a) deposited in the United States mail, certified mail, returned receipt requested, postage paid, or (b) sent by express mail, or other similar overnight services, provided proof of service is available, addressed to the addresses of the parties specified in Section 1.14. Any Notice given or served by mail shall be deemed given or served as of the date of deposit in the mails. Either party may, by written notice to the other in the manner specified herein, specify an address within the United States for Notices in lieu of the address specified in Section 1.14.


                                   ARTICLE 19

                                 MISCELLANEOUS

         19.1 WAIVER. Any waiver by Landlord of a breach of a covenant of this Lease by Tenant shall not be construed as a waiver of a subsequent breach of the same covenant. The consent or approval by Landlord to anything requiring Landlord's consent or approval shall not be deemed a waiver of Landlord's right to withhold consent or approval of any subsequent similar act by Tenant. No breach by Tenant of a covenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

         19.2 RIGHTS CUMULATIVE. Except as provided herein to the contrary, the rights and remedies of Landlord specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

         19.3 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangement, representations, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant.

         19.4 NO REPRESENTATION. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgement, shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Term of this Lease, occupy any space in the Building.

         19.5 AMENDMENTS IN WRITING. No provisions of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

         19.6 NO PRINCIPAL AGENT RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent, employer and employee, affiliate, partnership or joint venture between Landlord and Tenant.

         19.7 LAWS OF CALIFORNIA TO GOVERN. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         19.8 SEVERABILITY. If any provisions of this Lease of the application of such provision to any person, entity or circumstances, is found invalid or unenforceable by a court of competent jurisdiction, the determination shall not effect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable.

         19.9 SUCCESSORS. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators, and the permitted conces sionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

         19.10 MISSING

         19.11 WARRANTY OF AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership. If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants and warrants that (i) Tenant is a duly qualified corporation and steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California, (ii) all franchise and corporate taxes have been paid to date, and (iii) all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

         19.12 MORTGAGE CHANGES. It is mutually understood and acknowledged that Landlord may, from time to time, finance the construction of, and/or may obtain permanent financing on, the improvements constituting a portion of the Premises herein by means of a loan or loans, and that before said loan(s) are approved and closed, a financial institution must approve this Lease, and, in order to receive such approval, this Lease may have to be amended or modified. Provided that The Term hereof is not altered, and Tenant's obligation to pay Minimum Monthly Rentals and Additional Rental is not adversely affected thereby, Tenant agrees that it shall consent to, and immediately execute, any such amendment or modification of this Lease as may be requested by any said financial institution. In the event Tenant so fails to consent to or execute any such amendment or modification, Landlord, at its option, in addition to all other rights of Landlord by law, may cancel and terminate this Lease on thirty (30) days' written notice to Tenant.

         19.13 BROKERS. Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except as may be specifically set forth in Section
1.13 and agrees to pay any realtors, brokers or agents not referenced in
Section 1.13 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of it with respect to this Lease and/or the negotiations hereof.

         19.14 RECORDING. Tenant shall not record this Lease or any short form of this Lease. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes. Upon the expiration of earlier termination of this Lease for any reason, Tenant, within three (3) days of the date of request by Landlord, shall convey to Landlord by quitclaim deed any and all interest Tenant may have under this Lease.

         19.15     RIGHT TO SHOW PREMISES.  During the last one hundred twenty
(120) days of the Term, Landlord shall have the right to go upon the Premises to show same to prospective tenants or purchasers and to post appropriate signs.

         19.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Monthly Rental and Additional Rental to be paid by Tenant pursuant to this Lease; provided the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days of such event causing the prevention, delay or stoppage. Notwithstanding anything to the contrary contained in this Section 19.16, in the event any work performed by Tenant or Tenant's contractors results in a strike, lockout and/or labor dispute, the strike, lockout and/or labor dispute shall not excuse the performance by Tenant of the Provisions of thins Lease.

         19.17 HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and should Tenant hold over in the premises beyond this date, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions of this Lease, except that the

         19.18 DELETED

         19.19 DELETED

         19.20 LANDLORD'S MAINTENANCE OBLIGATIONS. Subject to the obligations of the Tenant set forth in Section 13.3, Landlord shall make all necessary repairs to the exterior walls, exterior doors, roof, windows, utility pipes, conduits, fixtures, exterior glass, stairs, corridors and other common areas of the building, and Landlord shall keep the building in a safe, clean and neat condition, and shall use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air-conditioning and similar equipment, in good condition and repair. Expect as provided in Section 15.4, there shall be no abatement of Minimum Monthly Rental or Additional Rental and in no event shall there be any liability to Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in of to any portion of the Building, or in or to fixtures, appurtenances and equipment therein or thereon.

                   Minimum annual Rental shall be an amount equal to one and one half (1.5) times the sum of the Minimum Annual Rental and Additional Rental which was payable for the twelve (12) month period immediately preceding the expiration of the Lease. In the event Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify accrue therefrom, including, without limitation, any claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender. Acceptance by Landlord of any Minimum Monthly Rental or Additional Rental after the expiration or earlier termination of this Lease shall not constitute a consent to a hold over hereunder, constitute acceptance of Tenant as a tenant at will or result in a renewal of this Lease.

         19.21 ATTORNEYS' FEES. In the event that at any time after the date of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the party not prevailing in the action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs or disbursements incurred therein by the prevailing party, including without limitation, any fees, costs or disbursements incurred on any appeal from the action or proceeding.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.


LANDLORD:

ROQUE DE LA FUENTE ALEXANDER
REVOCABLE TRUST NO. 1



By:/S/ Roque De La Fuente Alexander
   -------------------------------------
   Roque De La Fuente Alexander, Trustee


Date:
     -----------------------------------


TENANT:



By: /S/ Dale Kostnian CEO/CFO
   -------------------------------------


Date: /S/ 11/30/95
     -----------------------------------





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
                               ADDENDUM TO LEASE

This addendum is entered between Roque De La Fuente Alexander Revocable Trust No. 1 ("Landlord") and Joseph Stevens Group ("Tenant").

Landlord and Tenant agree as follows:

1.       Tenant
         Improvements:     Tenant to build-out Tenant-Improvements, using
                           building standard materials. The build-out shall include entire 2nd floor with the exception of Suite
                           2900, per plans submitted by Tenant and approved by Landlord and referenced as Exhibit "A"



LANDLORD:

ROQUE DE LA FUENTE ALEXANDER
REVOCABLE TRUST NO. 1



By:/S/ Roque De La Fuente Alexander
   -------------------------------------
   Roque De La Fuente Alexander, Trustee


Date:
     -----------------------------------


TENANT:

JOSEPH STEVENS GROUP, INC.



By: /S/ Dale Kostnian
   -------------------------------------
   [Dale Kostnian COO/CFO]


Date:[11/30/95]
     -----------------------------------

                                  EXHIBIT "A"





-------------------                              -----------------
Landlord's Initials                              Tenant's Initials

The Joseph Stevens Group, Inc.
5440 Morehouse Drive
Stes. 2000, 2100, 2500, 2700 and 2800
San Diego, California 92121

[Nov 28, 1993]




                              LEASE ADDENDUM NO. 1



1. Landlord agrees to not lease space to another travel agency business at 5440 Morehouse Drive (at the RFA Building) over the duration of this lease which is set to [commence on January 1, 1995.]


Landlord:                           Tenant:



 /S/ [5/19/93]                       /S/
--------------------------          -------------------------
Initial and Date                            Initial Date

                               TABLE OF CONTENTS

                                                                         Page(s)


ARTICLE
-------
1        BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2        EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3        PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4        TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

5        ALTERNATIVE COMMENCEMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

6        RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

7        SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

8        UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

9        INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

10       TENANT'S CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

11       MAINTENANCE, REPAIRS AND ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

12       ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

13       DAMAGE OR DESTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14       EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

15       DEFAULTS BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

16       DEFAULTS BE LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

17       SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

18       NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

19       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SIGNATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         LEASE ADDENDUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         EXHIBIT "A" - FLOOR PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                 LEASE ADDENDUM



         This Addendum, dated June 27, 1995, corresponds to the lease ("original lease") executed on November 22, 1994 between ROQUE DE LA FUENTE ALEXANDER REVOCABLE TRUST NO. 1, as "Lessor", and JOSEPH STEVENS GROUP, INC., as "Lessee".

1. Whereas the JOSEPH STEVENS GROUP, INC., is interested in leasing additional space in suite 2900, consisting of 1130 square feet; Landlord is willing to provide an incentive to lessee to facilitate the move, therefore;

         LANDLORD AND TENANT Agree to amend the existing lease as follows;

         Beginning July 1, 1995, lessee agrees to lease suite 2900 under the following provisions:

         A) The lease rate for the months of July, August and September, 1995 will be $5,812.00 plus $565.00 (.50c. for the 1130 square feet of suite
2900) for a total of $6,377.00.

         B) Beginning October 1, 1995 and for the remaining term of the lease, lease payment will be $6,942.00 ($5,812.00 plus $1,130.00).

         C) All utilities and NNN are included as part of the rent payment.

2. All terms and conditions contained in the original lease apply to this amendment and any existing amendments of record.

         Execution of this Addendum by the parties below is acknowledgement of the amendment of the original lease for a period of ninety days to expire on September 30, 1995 under the same terms and conditions.


JOSEPH STEVENS GROUP, INC.                   ROQUE DE LA FUENTE ALEXANDER
                                             REVOCABLE TRUST
                                             NO. 1



By:/S/ Joe Elizondo                          By:/S/ Roque De La Fuente Alexander
   -------------------------                    --------------------------------
     Joe Elizondo                                   Roque De La Fuente Alexander
     President                                      Trustee